Exhibit 99.1

MyDx Reports Record Fourth Quarter and Fiscal Year 2015 Results

Company’s CannaDx Sales in Steep Ramp Up, Sees Accelerating Global Revenues in 2016

Highlights:

Q415 revenues jump to approximately

$164,000 from zero in year-ago quarter Q415 net loss narrows by nearly $700,000 from Q315

Experiencing substantial sequential monthly revenue gains since launch of MyDx™ Analyzer

US market penetration and increasing demand from global markets contributor to rapid growth

On-track to achieve profitability earlier than anticipated

LA JOLLA, Calif., April 29, 2016 (GLOBE NEWSWIRE) -- MyDx, Inc. (OTCQB:MYDX), producer of its patented MyDx™ (My Diagnostic) product line, the first battery operated, handheld, chemical analyzer for consumers, today reported its fourth quarter and fiscal year 2015 results and provided an updated 2016 outlook.

Company Reports Record Fourth Quarter 2015 Financial Results

For the fourth quarter ended December 31, 2015, the Company reported revenues of $164,216 compared with zero a year ago when it was still in the research and development stage. Following its third quarter 2015 launch of its MyDx Analyzer, the Company’s subsequent fourth quarter represented its first full quarter of revenues, nearly all of which were sold directly to consumers via the Company’s website at https://www.cdxlife.com/cdxshop/.

Sequentially, MyDx fourth quarter revenues more than doubled from its third quarter 2015 calendar revenues of nearly $76,000 (reported Q3 revenues of $219,180 included nearly $143,000 in previously unrecognized revenues from pre-orders secured since CannaDx was launched in 2014 on Indiegogo).

A chart accompanying this announcement is available

at: http://www.globenewswire.com/NewsRoom/AttachmentNg/9fbec909-cdf4-4cff-9aee-66a1805ce7d3

MyDx Sees Strong Growth in 2016

The Company is seeing strong growth continuing throughout 2016 as its previously announced distribution deal with Nanolux Technology begins to drive sales in the current quarter. MyDx is confident it will complete similar distribution agreements to penetrate the legal cannabis dispensary market in the weeks and months ahead. Pennsylvania this month enacted a comprehensive medical marijuana bill, becoming the 24th US state, plus Washington D.C., to do so.

The MyDx Analyzer with CannaDx Sensor services the astronomically growing multi-billion dollar legal cannabis industry with the first portable cannabis testing device for consumers that is sleek, futuristic and delivers timely results at the lowest retail price available. Early results indicate CannaDx has practically unlimited sales potential fueled in no small part by the June 2015 study published in the Journal of the American Medical Association of 75 edible cannabis products sold in Seattle, San Francisco, and Los Angeles that found 83% of them mislabeled the THC content.1

Commenting on the outlook for 2016, Daniel R. Yazbeck, MyDx Chairman and CEO, said, “Having signed our first major distribution deal for the CannaDx earlier this month, initially valued at more than $4 million, we’re excited with the promise that our revolutionary multi-use MyDx Analyzer holds to empower consumers to take responsibility for what is perhaps the single-most important influence on our health and longevity – what we eat, drink and inhale.”

Trust & Verify™

“The macro environment could not be more favorable,” Mr. Yazbeck added. “The US healthcare system is strained, while doctors spend less and less time with patients. GMOs, heavy metals, the Flint, Michigan water crisis – 168 million2 US boomers and millennials are educating themselves on the near and long-term physical and mental health hazards of the chemicals added to or toxins sprayed on our produce as well as the pollutants and allergens in the air we breathe and water we drink. Increasingly, consumers don’t trust organic to be organic, or product labels to be accurate. It is why our motto at MyDx is, Trust & Verify™.”

“To stay healthy we are rapidly learning to take much greater responsibility for our own health, and the multi-use MyDx Analyzer is an indispensable tool to ensure the integrity of what we put in our bodies. Accordingly, we are closely evaluating the addressable markets and related chemical composition of commonly consumed products as we steadily push the next three MyDx sensors through our development pipeline. Anticipating a year of strong sales growth ahead, we are actively reconfiguring our manufacturing resources to greatly increase our capacity and lower costs. It is an exciting time at MyDx, and we’re deeply gratified to be part of ‘the solution,’” Mr. Yazbeck concluded.

About MyDx

MyDx, Inc. (OTCQB:MYDX) is a chemical detection and sensor technology company based in San Diego, California whose mission is to help people Trust & Verify™ what they put into their minds and bodies. The Company has developed MyDx, a patented, affordable portable analyzer that provides real-time chemical analysis and fits in the palm of consumers’ hands. The multi-use MyDx leverages over a decade of established electronic nose technology to measure chemicals of interest. It owns a substantial and growing intellectual property portfolio of patents covering its technology. With its Canna sensor commercialized, it has four other sensors being developed in its lab that are compatible with the MyDx Analyzer and App. For more information, please visit www.cdxlife.com.

1 BofA / Merrill Lynch Research Report: “Medical Cannabis has High Potential: A Joint Biotech & Tools Primer” dated Dec. 3, 2015

2 https://www.census.gov/newsroom/press-releases/2015/cb15-113.html

Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These forward-looking statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, our ability to complete our product testing and launch our product commercially, the acceptance of our product in the marketplace, the uncertainty of the laws and regulations relating to cannabis, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed from time to time in our reports filed with the Securities and Exchange Commission, available at www.sec.gov.

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MyDx, INC.

Consolidated Balance Sheets

	December 31,
	2015	2014
ASSETS
Current assets:
Cash	$143,680	$745,446
Accounts receivable	10,702	-
Inventory	451,973	-
Prepaid expenses and other current assets	51,978	293,809
Total current assets	658,333	1,039,255
Property and equipment, net	233,064	103,643
Other assets	104,365	6,430
Total assets	$995,762	$1,149,328

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$619,528	$526,968
Customer deposits	9,467	129,871
Accrued liabilities	285,609	462,202
Convertible notes payable, current	50,574	1,974,058
Total current liabilities	965,178	3,093,099
Warrant liability	-	266,524
Convertible note payable - related party	175,000	-
Convertible note payable, net of current portion	200,274	-
Other long-term obligations	2,721	-
Total liabilities	1,343,173	3,359,623

Commitments and contingencies (Note 11)

Stockholders deficit:
Series A convertible preferred stock, $0.001 par value, 3,000,000 shares authorized; zero and 1,620,000 shares issued and outstanding as of December 31, 2015 and 2014, respectively	-	1,620
Series B convertible preferred stock, $0.001 par value, 20,000,000 shares authorized; zero and 597,725 shares issued and outstanding as of December 31, 2015 and 2014, respectively	-	598
Common stock, $0.001 par value, 375,000,000 shares authorized; 22,081,928 and 10,059,000 shares issued and outstanding as of December 31, 2015 and 2014, respectively	22,081	10,059
Additional paid-in capital	9,528,072	1,307,695
Accumulated deficit	(9,897,564)	(3,530,267)
Total stockholders' deficit	(347,411)	(2,210,295)
Total liabilities and stockholders' deficit	$995,762	$1,149,328

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MyDx, INC.

Consolidated Statements of Operations

	Years Ended December 31,
	2015	2014
Net revenues	$383,396	$-
Cost of revenues	221,007	-
Gross profit	162,389	-
Operating Expenses
Research and development	1,694,521	1,539,392
Sales and marketing	1,026,211	750,480
General and administrative	3,359,802	1,009,827
Total operating expenses	6,080,534	3,299,699
Loss from operations	(5,918,145)	(3,299,699)
Interest expense, net	(447,777)	(227,539)
Loss before provision for income taxes	(6,365,922)	(3,527,238)
Provision for income taxes	1,375	1,150
Net loss	$(6,367,297)	$(3,528,388)
Basic and diluted loss per share	$(0.35)	$(0.44)
Weighted average shares used in computing net loss per share
Basic and diluted	18,346,844	8,039,989

Investor Contact:

Todd Markey, VP - Investor Relations

Phone: 818-280-6800

tmarkey@irpartnersinc.com

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